Exhibit 99.1

FIRST AMERICAN FINANCIAL CORPORATION AND CORELOGIC, INC.

ANNOUNCE COMPLETION OF SPIN-OFF TRANSACTION

SANTA ANA, Calif., June 1, 2010 – First American Financial Corporation (NYSE:FAF), a leading global provider of title insurance and settlement services for residential and commercial real estate transactions, and CoreLogic, Inc. (NYSE:CLGX), a leading provider of consumer, financial and property information and business services, today announced their formal separation into two independent publicly traded companies.

The separation was accomplished through the spin-off of the common stock of First American Financial Corporation to the shareholders of The First American Corporation. In the transaction, The First American Corporation, which will reincorporate today in Delaware and assume the name CoreLogic, Inc., distributed one share of First American Financial common stock for each common share of The First American Corporation outstanding as of the close of business on May 26, 2010. The distribution will be issued in book entry form only, so no physical share certificates will be issued. Cash will be issued in lieu of any fractional shares.

On June 2, 2010, First American Financial common stock will begin trading on the New York Stock Exchange under the FAF ticker symbol utilized by its former parent and CoreLogic common stock will begin trading on the New York Stock Exchange under its new ticker symbol, CLGX.

“Today is the culmination of the many months of hard work necessary to accomplish the launch of these two exciting companies,” said Parker S. Kennedy, executive chairman of both First American Financial and CoreLogic. “On behalf of the boards of directors of both companies, I thank the dedicated employees that made this transaction possible and I congratulate Dennis Gilmore, the chief executive officer of First American Financial, and Anand Nallathambi, the chief executive officer of CoreLogic, as they formally assume the leadership of these two public companies and begin the effort to capitalize on the many opportunities that the separation presents.”

About First American

First American Financial Corporation (NYSE: FAF), is a leading provider of title insurance and settlement services to the real estate and mortgage industries, that traces its heritage back to 1889. First American and its affiliated companies also provide title plant management services; title and other real property records and images; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. With revenues of $4.0 billion in 2009, the company offers its products and services directly and through its agents and partners in all 50 states and in more than 60 countries. More information about the company can be found at www.firstam.com.

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First American Financial Corporation and CoreLogic, Inc. Announce Completion of …

About CoreLogic

CoreLogic (NYSE:CLGX) is a leading provider of consumer, financial and property information, analytics and services to business and government. The company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built the largest and most comprehensive U.S. real estate, mortgage application, fraud and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than 1 million users rely on CoreLogic to assess risk; support underwriting, investment and marketing decisions; prevent fraud; and improve business performance in their daily operations. The company, headquartered in Santa Ana, Calif., has more than 10,000 employees globally with 2009 revenues of $1.9 billion. For more information, visit www.corelogic.com.

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Media Contacts:	Investor Contacts:
Carrie Gaska	Craig Barberio
Corporate Communications	Investor Relations
First American Financial Corporation	First American Financial Corporation
(714) 250-3298	(714) 250-5214

Bob Visini	Dan Smith
Corporate Communications	Investor Relations
CoreLogic	CoreLogic
(415) 536-3526	(703) 610-5410